Exhibit 99.1

Press Release

For Immediate News Release
October 12, 2011

Mission West Properties Announces Third Quarter 2011 Operating Results

Cupertino, CA – Mission West Properties, Inc. (NASDAQ: MSW) reported today that Funds From Operations (“FFO”) for the quarter ended September 30, 2011, was approximately $14,120,000, or $0.13 per diluted common share, (considering the potential effect of all O.P. units being exchanged for shares of the Company’s common stock) as compared to approximately $11,770,000, or $0.11 per diluted common share, for the same period in 2010. On a sequential quarter basis, FFO for the quarter ended June 30, 2011, was approximately $0.13 per diluted common share. For the nine months ended September 30, 2011, FFO decreased to $44,069,000, or $0.42 per diluted common share, from FFO of $44,836,000, or $0.43 per diluted common share, for the nine months ended September 30, 2010. Realized and unrealized gain from investment in marketable securities and litigation proceeds accounted for approximately $0.05 per diluted common share for the nine months ended September 30, 2010.

Net income for the quarter ended September 30, 2011, was approximately $7,436,000 as compared to approximately $5,471,000 for the quarter ended September 30, 2010. Net income per diluted share available to common stockholders was approximately $0.08 for the quarter ended September 30, 2011, compared to $0.06 for the quarter ended September 30, 2010, a per share increase of approximately 33%. Net income for the nine months ended September 30, 2011, was approximately $24,741,000 as compared to approximately $25,655,000 for the nine months ended September 30, 2010. For the nine months ended September 30, 2011, net income per diluted share available to common stockholders was $0.27, down from $0.29 a year ago, a per share decrease of approximately 7%. Realized and unrealized gain from investment in marketable securities and litigation proceeds accounted for approximately $0.05 per diluted common share for the nine months ended September 30, 2010.

On July 1, 2011, the Company acquired an approximately 67,500 rentable square foot R&D building located at 5941 Optical Court in San Jose, California from the Berg Group. The total acquisition price for this property was approximately $10,825,000. The first year unleveraged cash return for this acquisition is 8.50%. The Company acquired this property by paying $2,000,000 in cash and issuing an unsecured short-term note payable in the amount of approximately $8,825,000 with an interest rate of 3.50%, which is due October 31, 2011. As of September 30, 2011, the remaining balance on the note payable was approximately $305,000.

On September 1, 2011, the Company entered into a change in terms agreement with Heritage Bank of Commerce to amend the maturity date of the $17,500,000 revolving line of credit to September 15, 2013. The interest rate on the revolving line of credit is the greater of LIBOR plus 1.75% or 4.00% per annum. The Heritage Bank of Commerce loan is secured by three properties consisting of approximately 219,000 rentable square feet. The Company paid approximately $21,000 in loan and legal fees in renewing the revolving line of credit.

Company Profile

Mission West Properties, Inc. operates as a self-managed, self-administered and fully integrated REIT engaged in the management, leasing, marketing, development and acquisition of commercial R&D properties, primarily located in the Silicon Valley portion of the San Francisco Bay Area. Currently, the Company manages 112 properties totaling approximately 8.1 million rentable square feet. For additional information, please contact Investor Relations at 408-725-0700.

The matters described herein contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as “will,” “anticipate,” “estimate,” “expect,” “intend,” or similar words. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, the ability to complete acquisitions from the Berg Group and other factors detailed in the Company’s registration statements, and periodic filings with the Securities & Exchange Commission.

MISSION WEST PROPERTIES, INC.
SELECTED FINANCIAL DATA
(In thousands, except share, per share and property data amounts)

STATEMENTS OF OPERATIONS
	Three Months Ended Sept 30, 2011	Three Months Ended Sept 30, 2010	Nine Months Ended Sept 30, 2011	Nine Months Ended Sept 30, 2010
OPERATING REVENUES:
Rental income	$20,913	$20,596	$62,985 (6)	$62,058
Tenant reimbursements	4,273	3,114	12,963	11,567
Other income	508	276	2,070	2,138
Total operating revenues	25,694	23,986	78,018	75,763

OPERATING EXPENSES:
Operating and maintenance	3,220	3,583	8,469	9,554
Real estate taxes	2,896	3,131	9,250	9,703
General and administrative	504	580	1,547	1,661
Depreciation and amortization	6,249 (1)	5,781 (1)	17,920 (1)	17,597 (1)
Total operating expenses	12,869	13,075	37,186	38,515

Operating income	12,825	10,911	40,832	37,248

OTHER INCOME (EXPENSES):
Equity in earnings of unconsolidated joint venture	13	46	31	270
Interest income	54	1	180	51
Realized and unrealized gain from investment	-	-	-	4,067
Interest expense	(5,255)	(5,138)	(15,780)	(14,765)
Interest expense – related parties	(188)	(214)	(479)	(839)
Income from continuing operations	7,449	5,606	24,784	26,032

Discontinued operations:
Loss from discontinued operations	(13)	(135)	(43)	(377)

Net income	7,436	5,471	24,741	25,655

Net income attributable to noncontrolling interests	(5,561)	(4,101)	(18,588)	(19,367)
Net income available to common stockholders	$1,875	$1,370	$6,153	$6,288

Income per share from continuing operations:
Basic	$0.08	$0.06	$0.27	$0.29
Diluted	$0.08	$0.06	$0.27	$0.29
Income per share from discontinued operations:
Basic	-	-	-	-
Diluted	-	-	-	-
Net income per share to common stockholders:
Basic	$0.08	$0.06	$0.27	$0.29
Diluted	$0.08	$0.06	$0.27	$0.28
Weighted average shares of common stock (basic)	22,584,770	21,976,679	22,457,246	21,938,857
Weighted average shares of common stock (diluted)	22,878,981	22,109,391	22,685,314	22,095,602
Weighted average O.P. units outstanding	82,701,265	83,309,356	82,828,789	83,344,408

FUNDS FROM OPERATIONS	Three Months Ended Sept 30, 2011	Three Months Ended Sept 30, 2010	Nine Months Ended Sept 30, 2011	Nine Months Ended Sept 30, 2010
Funds from operations	$14,120	$11,770	$44,069	$44,836
Funds from operations per share (2)	$0.13	$0.11	$0.42	$0.43
Outstanding common stock	22,584,770	22,013,070	22,584,770	22,013,070
Outstanding O.P. units	82,701,265	83,272,965	82,701,265	83,272,965
Weighted average O.P. units and common stock outstanding (diluted)	105,580,246	105,418,747	105,514,103	105,440,010

FUNDS FROM OPERATIONS CALCULATION	Three Months Ended Sept 30, 2011	Three Months Ended Sept 30, 2010	Nine Months Ended Sept 30, 2011	Nine Months Ended Sept 30, 2010
Net income	$7,436	$5,471	$24,741	$25,655
Add:
Depreciation and amortization	6,724	6,350	19,460	19,314
Depreciation and amortization in unconsolidated joint venture	60	60	179	179
Less:
Noncontrolling interests in joint ventures	(100)	(111)	(311)	(312)
Funds from operations	$14,120	$11,770	$44,069	$44,836

Funds From Operations (“FFO”) is a non-GAAP financial measurement used by real estate investment trusts (“REITs”) to measure and compare operating performance. As defined by NAREIT, FFO represents net income (loss) (computed in accordance with GAAP, accounting principles generally accepted in the United States of America), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustments for unconsolidated partnerships and joint ventures. Management considers FFO to be an appropriate supplemental measure of the Company’s operating and financial performance because when compared year over year, it reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses and interest costs, providing a perspective not immediately apparent from net income. In addition, management believes that FFO provides useful information about the Company’s financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs. FFO should neither be considered as an alternative for net income as a measure of profitability nor is it comparable to cash flows provided by operating activities determined in accordance with GAAP. FFO is not comparable to similarly entitled items reported by other REITs that do not define them exactly as we define FFO.

PROPERTY AND OTHER DATA:	Three Months Ended Sept 30, 2011	Three Months Ended Sept 30, 2010	Nine Months Ended Sept 30, 2011	Nine Months Ended Sept 30, 2010
Total properties, end of period	112	112	112	112
Total square feet, end of period	8,078,526	8,088,923	8,078,526	8,088,923
Average monthly rental revenue per square foot (3)	$1.33	$1.29	$1.33	$1.31
Occupancy for leased properties	66.7%	67.8%	66.7%	67.8%
Straight-line rent	$(39)	$(61)	$(414)	$(289)
Leasing commissions	$85	$495	$407	$940
Non-recurring capital expenditures	$233	$1,699	$1,772	$1,699

LEASE ROLLOVER SCHEDULE:

Year	# of Leases	Rentable Square Feet	2011 Base Rent (5)
2011 (4)	6	284,099	$7,747,028
2012	13	820,987	15,244,279
2013	6	339,123	4,971,350
2014	20	1,653,136	26,393,533
2015	8	587,437	9,178,835
2016	8	330,685	4,586,353
2017	10	606,553	7,831,158
2018	4	289,606	1,339,644
2019	1	165,000	2,931,834
Thereafter	3	208,768	4,327,563
Total	79	5,285,394	$84,551,577

BALANCE SHEETS
	September 30, 2011	December 31, 2010

Assets
Investments in real estate:
Land	$323,884	$322,076
Buildings and improvements	798,772	790,424
Real estate related intangible assets	3,561	3,240
Total investments in properties	1,126,217	1,115,740
Accumulated depreciation and amortization	(239,827)	(224,027)
Assets held for sale, net	3,267	3,267
Net investments in properties	889,657	894,980
Investment in unconsolidated joint venture	3,636	3,830
Net investments in real estate	893,293	898,810
Cash and cash equivalents	329	3,988
Restricted cash	-	6,892
Deferred rent	17,527	17,941
Other assets, net	41,952	40,653
Total assets	$953,101	$968,284

Liabilities and Equity
Liabilities:
Mortgage notes payable	$334,897	$345,770
Mortgage note payable – related parties	7,289	7,721
Note payable – related parties	305	-
Revolving line of credit	11,624	-
Interest payable	1,597	1,659
Security deposits	4,353	4,605
Prepaid rent	5,387	6,526
Liabilities related to assets held for sale	8	-
Dividends and distributions payable	13,687	15,793
Accounts payable and accrued expenses	21,073	16,239
Total liabilities	400,220	398,313

Commitments and contingencies.

Equity:
Stockholders’ equity:
Common stock, $.001 par value	22	22
Additional paid-in capital	175,877	172,568
Distributions in excess of accumulated earnings	(33,147)	(30,520)
Total stockholders’ equity	142,752	142,070
Noncontrolling interests in operating partnerships	410,129	427,901
Total equity	552,881	569,971
Total liabilities and equity	$953,101	$968,284

(1)
Includes approximately $395 and $124 in amortization expense for the three months ended September 30, 2011 and 2010, respectively, and $575 and $584 in amortization expense for the nine months ended September 30, 2011 and 2010, respectively, for the amortization of in-place lease value intangible asset pursuant to the Business Combinations Topic of the Financial Accounting Standards Board Accounting Standards Codification.

(2)	Calculated on a fully diluted basis. Assumes conversion of all O.P. units outstanding into the Company’s common stock.

(3)
Average monthly rental revenue per square foot has been determined by taking the cash base rent for the period divided by the number of months in the period, and then divided by the average occupied square feet in the period.

(4)	Excludes four month-to-month leases for approximately 69,000 rentable square feet and approximately $159 in cash rent.

(5)	Base rent reflects cash rent.

(6)	Includes a one-time rent adjustment of approximately $1,638 from a tenant dispute resolution.